Exhibit 99.1

Media contact: Karla Olsen, senior manager, media relations Phone: 888.613.0003 FAX: 316.261.6769 karla_olsen@wr.com
Investor contact: Bruce Burns, director, investor relations Phone: 785.575.8227 bruce_burns@wr.com

WESTAR ENERGY ANNOUNCES THIRD QUARTER 2003 RESULTS

TOPEKA, Kan., Nov. 10, 2003—Westar Energy, Inc. (NYSE:WR) today announced a loss of $81.3 million, or $1.12 per share, for the third quarter 2003. As discussed below, the loss primarily results from a further write-down of the Company’s investment in Protection One. This compares to earnings of $43.3 million, or $0.61 per share, for the third quarter 2002. Third quarter ongoing earnings, a non-GAAP measure which excludes special items, were $61.1 million, or $0.84 per share, compared to $63 million, or $0.88 per share, for the third quarter 2002.

    Third-Quarter Highlights:

•   Debt reduction and restructuring plan approved by the Kansas Corporation Commission on July 25

•   $38.5 million gain on sale of ONEOK shares in August

•   $12.3 million gain on sale of utility assets in August

•   Debt reduction during the quarter exceeds $400 million, and more than $600 million year-to-date

“We have made substantial progress in executing the debt reduction plan approved by the Kansas Corporation Commission. Despite the additional Protection One write-down, we still expect to achieve the debt reduction goals outlined in our plan,” said Mark Ruelle, executive vice president and chief financial officer.

-more-

Westar Energy announces third quarter 2003 results, page 2

For the nine months ended Sept. 30, 2003, the Company reported earnings of $70.4 million, or $0.97 per share, compared to a loss of $693.8 million, or $9.71 per share, for the first nine months of 2002. Year-to-date ongoing earnings were $103 million, or $1.43 per share, as compared to $101.1 million, or $1.41 per share, for 2002.

The decrease in ongoing earnings for the third quarter 2003 when compared to the same period in 2002 was largely the result of decreased retail sales due to milder weather, increased maintenance expenses and reduced investment earnings due to the sale of a portion of our ONEOK shares. Power marketing’s positive performance helped to offset the impact of lower retail sales. The increase in ongoing earnings for the nine months ended Sept. 30, 2003, when compared to the same period in 2002 was largely the result of power marketing’s positive performance, which offset the same factors that caused the decline for the third quarter.

This release describes “ongoing earnings” in addition to earnings calculated in accordance with generally accepted accounting principles (GAAP). Ongoing earnings is a non-GAAP financial measure that differs from GAAP earnings because it excludes the effect of certain special or unusual items. Ongoing earnings is reconciled to GAAP earnings in the attachments to this release. We believe the measure of ongoing earnings provides investors a useful indicator of our results that is comparable between periods because it excludes the effects of special items, which may occur on an irregular basis. Investors should note that this non-GAAP measure involves judgments by management including whether an item is classified as a special item.

Utility Operations

Revenues for Westar Energy’s utility operations were $438.2 million for the third quarter 2003, compared to revenues of $442.1 million for the same period last year, a decrease of 0.9

-more-

Westar Energy announces third quarter 2003 results, page 3

percent. Retail revenues from residential, commercial and industrial customers decreased $11.2 million, or 3.2 percent, reflecting milder weather than for the same period last year. Higher wholesale and power marketing revenues largely offset the reduction in retail revenues. Utility operations contributed earnings of $57.1 million, or $0.79 per share, for the third quarter 2003, compared to $38.6 million, or $0.54 per share, for the same period 2002. Ongoing earnings for utility operations were $56.5 million, or $0.78 per share, for the third quarter 2003 compared to ongoing earnings of $54 million, or $0.75 per share, for the third quarter 2002. The increase in ongoing earnings for utility operations during the third quarter 2003 as compared to the same period in 2002 was attributable to more favorable wholesale market conditions and lower interest expense, offset by modestly higher operating expenses.

Revenues in the first nine months of 2003 were $1.13 billion compared to revenues of $1.09 billion in the same period a year ago, an increase of 3.4 percent. This increase in revenues is largely the result of higher wholesale and power marketing revenues. Utility operations contributed earnings of $101.6 million, or $1.40 per share, for the nine months ended Sept. 30, 2003, compared to $21.1 million, or $0.30 per share, for the same period 2002. Utility operations for the nine months ended Sept. 30, 2003 contributed ongoing earnings of approximately $85.7 million, or $1.19 per share, compared to ongoing earnings of $68.6 million, or $0.96 per share, for the same period in 2002. The increase in ongoing earnings at the utility for this period was attributable primarily to more favorable wholesale market conditions, offsetting higher operations and maintenance expenses as compared to the same period in 2002.

-more-

Westar Energy announces third quarter 2003 results, page 4

Other Operations

Westar Energy’s other operations include its ownership interest in ONEOK, discontinued operations and other miscellaneous investments. Effective the first quarter 2003, the Company classified its monitored security businesses as discontinued operations.

Other operations contributed a loss of $138.3 million, or $1.91 per share, for the quarter ended Sept. 30, 2003, compared to earnings of $4.7 million, or $0.07 per share, for the same period in 2002. Other operations contributed ongoing earnings of $4.6 million, or $0.06 per share, for the third quarter 2003, compared to ongoing earnings of $9 million, or $0.13 per share, for the same period last year.

Other operations contributed a loss of $31.2 million, or $0.43 per share, for the nine months ended Sept. 30, 2003, compared to a loss of $715 million, or $10.01 per share, for the same period in 2002. Other operations contributed ongoing earnings of $17.3 million, or $0.24 per share, for the nine months ended Sept. 30, 2003 compared to ongoing earnings of $32.5 million, or $0.45 per share, for the same period last year. The decline in ongoing earnings of other operations for the three months ended and nine months ended Sept. 30, 2003, as compared to the same periods in 2002, results primarily from lower investment earnings from our holdings in ONEOK due to the sale of a portion of our ONEOK shares.

Based on continuing negotiations with potential buyers of Protection One, the Company has taken a further write-down of its Protection One investment by $165.6 million. This write-down is consistent with our current estimate of the debt reduction value from the sale of Protection One of $500 million to $650 million.

-more-

Westar Energy announces third quarter 2003 results, page 5

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas and owns interests in a monitored security business and other investments. Westar Energy provides electric service to about 654,000 customers in the state. Westar Energy has nearly 6,000 megawatts of electric generation capacity and operates and coordinates more than 34,800 miles of electric distribution and transmission lines. The company has total assets of approximately $6.1 billion, including security company holdings through ownership of Protection One, Inc. (NYSE: POI). Through its ownership in ONEOK, Inc. (NYSE: OKE), a Tulsa, Okla.- based natural gas company, Westar Energy has a 14.5 percent interest in one of the largest natural gas distribution companies in the nation, serving nearly 2 million customers.

For more information about Westar Energy, visit us on the Internet at http://www.wr.com.

Forward-looking statements: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may include words like we “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “plan” or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals.

Although Westar Energy believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include legislative and regulatory developments; the outcomes of litigation and regulatory proceedings or inquiries; industrial, commercial and residential growth in its service territories; the weather and other natural phenomena; general economic conditions; the timing and extent of changes in commodity prices for oil, natural gas, coal, electricity and interest rates; the performance of its electric generation facilities; and other factors discussed in Westar Energy’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.

-more-

Attachment 1

WESTAR ENERGY, INC.

CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,		Year to Date September 30,
	2003	2002	2003	2002
Sales	$438,167	$442,145	$1,129,485	$1,092,099
Fuel and Purchased Power	121,434	114,628	300,040	296,184

Gross Margin	316,733	327,517	829,445	795,915

Depreciation & Amortization	41,805	41,005	125,435	130,257
Operating Expenses (excl. D&A)	122,025	130,415	394,736	429,792

Total Operating Expenses	163,830	171,420	520,171	560,049

Income from Operations	152,903	156,097	309,274	235,866
Other Income (Expense)	23,292	(22,189)	43,614	17,315
Interest Expense	57,495	61,880	175,786	174,341
Income Tax Expense	38,116	25,306	54,609	18,106

Income from Continuing Operations	80,584	46,722	122,493	60,734
Results of Discontinued Operations, Net of Tax	(161,651)	(3,155)	(51,451)	(754,419)
Preferred Dividends	216	265	686	152

Earnings (Loss) Available for Common Stock	$(81,283)	$43,302	$70,356	$(693,837)

Basic Earnings (Loss) Per Share	$(1.12)	$0.61	$0.97	$(9.71)

Reconciliation of GAAP to Non-GAAP
Earnings (Loss) Available for Common Stock	$(81,283)	$43,302	$70,356	$(693,837)

Special Items (After-Tax):
Discontinued Operations	(161,651)	(3,155)	(51,451)	(754,419)
Gain on Sale of Utility Assets	7,698	—	7,698	—
Settlement of Call Option	(8,565)	—	(8,565)	—
Mark to Market Call Option	—	(15,470)	(1,311)	(16,285)
Special Committee Expense	(1,035)	—	(5,064)	—
Employee Severance Expense	—	—	—	(21,419)
RSU Conversion	—	—	—	(9,766)
Gain on Sale of ONEOK Stock	23,199	—	32,413	—
Loss on Debt Retirement	(2,027)	(1,119)	(7,350)	(1,590)
IPP Investment Recovery	—	—	—	8,525
Lease Buy-out on Plane	—	—	(3,574)	—
Depreciation Expense	—	—	4,517	—

Total Special Items	(142,381)	(19,744)	(32,687)	(794,954)

Ongoing Earnings	$61,098	$63,046	$103,043	$101,117

Basic Ongoing Earnings Per Share	$0.84	$0.88	$1.43	$1.41

“Ongoing earnings” is a non-GAAP (generally accepted accounting principles) financial measure that differs from GAAP earnings because it excludes the effect of special items. Westar Energy provides ongoing earnings in addition to GAAP earnings because we believe this measure provides investors with a useful indicator of our current results and a measure that is comparable between periods because it excludes the effects of special items, which may occur on an irregular basis.

Investors should note that this non-GAAP measure involves judgments by management including whether an item is classified as a special item. Ongoing earnings should not be considered an alternative to, or more meaningful than, GAAP earnings. Westar Energy’s ongoing earnings may not be comparable to a similarly titled measure of another company.

Attachment 2

WESTAR ENERGY, INC.

SUMMARY INCOME STATEMENT

UTILITY SEGMENT

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,			Year to Date September 30,
	2003 Utility Operations	2002 Utility Operations	Over (Under) Prior Period	2003 Utility Operations	2002 Utility Operations	Over (Under) Prior Period
Sales	$438,167	$442,145	$(3,978)	$1,129,485	$1,091,847	$37,638
Fuel and Purchased Power	121,434	114,628	6,806	300,040	296,138	3,902

Gross Margin	316,733	327,517	(10,784)	829,445	795,709	33,736

Depreciation & Amortization	41,805	41,005	800	125,425	130,199	(4,774)
Operating Expenses (excl. D&A)	121,813	129,925	(8,112)	387,293	425,454	(38,161)

Total Operating Expenses	163,618	170,930	(7,312)	512,718	555,653	(42,935)

Income from Operations	153,115	156,587	(3,472)	316,727	240,056	76,671
Other Income (Expense)	(15,977)	(32,409)	16,432	(18,717)	(39,931)	21,214
Interest Expense	53,412	61,820	(8,408)	144,846	174,685	(29,839)
Income Tax Expense	26,458	23,521	2,937	50,924	4,168	46,756

Income from Continuing Operations	57,268	38,837	18,431	102,240	21,272	80,968
Preferred Dividends	216	265	(49)	686	152	534

Earnings Available for Common Stock	$57,052	$38,572	$18,480	$101,554	$21,120	$80,434

Basic Earnings Per Share	$0.79	$0.54	$0.25	$1.40	$0.30	$1.10

Reconciliation of GAAP to Non-GAAP
Earnings Available for Common Stock	$57,052	$38,572	$18,480	$101,554	$21,120	$80,434
Special Items (After-Tax):
Gain on Sale of Utility Assets	7,698	—	7,698	7,698	—	7,698
Settlement of Call Option	(8,565)	—	(8,565)	(8,565)	—	(8,565)
Mark to Market Call Option	—	(15,470)	15,470	(1,311)	(16,285)	14,974
Special Committee Expense	(1,035)	—	(1,035)	(5,064)	—	(5,064)
Employee Severance Expense	—	—	—	—	(21,419)	21,419
RSU Conversion	—	—	—	—	(9,766)	9,766
Interest on Intercompany Receivable	2,432	—	2,432	18,548	—	18,548
Depreciation Expense	—	—	—	4,517	—	4,517

Total Special Items	530	(15,470)	16,000	15,823	(47,470)	63,293

Ongoing Earnings	$56,522	$54,042	$2,480	$85,731	$68,590	$17,141

Basic Ongoing Earnings Per Share	$0.78	$0.75	$0.03	$1.19	$0.96	$0.23

“Ongoing earnings” is a non-GAAP (generally accepted accounting principles) financial measure that differs from GAAP earnings because it excludes the effect of special items. Westar Energy provides ongoing earnings in addition to GAAP earnings because it believes this measure provides investors with a useful indicator of our current results and a measure that is comparable between periods.

Investors should note that this non-GAAP measure involves judgments by management including whether an item is classified as a special item. Ongoing earnings should not be considered an alternative to, or more meaningful than, GAAP earnings. Westar Energy’s ongoing earnings may not be comparable to a similarly titled measure of another company.

Attachment 3

WESTAR ENERGY, INC.

SUMMARY INCOME STATEMENT

OTHER SEGMENT

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,			Year to Date September 30,
	2003 Other	2002 Other	Over (Under) Prior Period	2003 Other	2002 Other	Over (Under) Prior Period
Sales	$—	$—	$—	$—	$252	$(252)
Cost of Sales	—	—	—	—	46	(46)

Gross Margin	—	—	—	—	206	(206)

Depreciation & Amortization	—	—	—	10	58	(48)
Operating Expenses (excl. D&A)	212	490	(278)	7,443	4,338	3,105

Total Operating Expenses	212	490	(278)	7,453	4,396	3,057

Income from Operations	(212)	(490)	278	(7,453)	(4,190)	(3,263)
Other Income (Expense)	39,269	10,220	29,049	62,331	57,246	5,085
Interest Expense	4,083	60	4,023	30,940	(344)	31,284
Income Tax Expense	11,658	1,785	9,873	3,685	13,938	(10,253)

Income from Continuing Operations	23,316	7,885	15,431	20,253	39,462	(19,209)
Results of Discontinued Operations, Net of Tax	(161,651)	(3,155)	(158,496)	(51,451)	(754,419)	702,968

Earnings (Loss) Available for Common Stock	$(138,335)	$4,730	$(143,065)	$(31,198)	$(714,957)	$683,759

Basic Earnings (Loss) Per Share	$(1.91)	$0.07	$(1.98)	$(0.43)	$(10.01)	$9.58

Reconciliation of GAAP to Non-GAAP
Earnings (Loss) Available for Common Stock	$(138,335)	$4,730	$(143,065)	$(31,198)	$(714,957)	$683,759
Special Items (After-Tax):
Discontinued Operations	(161,651)	(3,155)	(158,496)	(51,451)	(754,419)	702,968
Gain on Sale of ONEOK Stock	23,199	—	23,199	32,413	—	32,413
Loss on Debt Retirement	(2,027)	(1,119)	(908)	(7,350)	(1,590)	(5,760)
IPP Investment Recovery	—	—	—	—	8,525	(8,525)
Interest on Intercompany Receivable	(2,432)	—	(2,432)	(18,548)	—	(18,548)
Lease Buy-out on Plane	—	—	—	(3,574)	—	(3,574)

Total Special Items	(142,911)	(4,274)	(138,637)	(48,510)	(747,484)	698,974

Ongoing Earnings	$4,576	$9,004	$(4,428)	$17,312	$32,527	$(15,215)

Basic Ongoing Earnings Per Share	$0.06	$0.13	$(0.07)	$0.24	$0.45	$(0.21)

“Ongoing earnings” is a non-GAAP (generally accepted accounting principles) financial measure that differs from GAAP earnings because it excludes the effect of special items. Westar Energy provides ongoing earnings in addition to GAAP earnings because it believes this measure provides investors with a useful indicator of our current results and a measure that is comparable between periods.

Investors should note that this non-GAAP measure involves judgments by management including whether an item is classified as a special item. Ongoing earnings should not be considered an alternative to, or more meaningful than, GAAP earnings. Westar Energy’s ongoing earnings may not be comparable to a similarly titled measure of another company.